UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

SYNDAX PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37708	32-0162505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building D Floor 3 35 Gatehouse Drive
Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 419-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2024, the Board of Directors (the “Board”) of Syndax Pharmaceuticals, Inc. (the “Company”), unanimously voted to elect Aleksandra Rizo, M.D., Ph.D. to the Board, effectively immediately, and appointed her as a member of the Science and Technology Committee of the Board. The Board designated Dr. Rizo as a Class III member to serve until the 2025 annual meeting of the Company’s stockholders, or until her successor has been duly elected and qualified, or until her earlier death, resignation or removal.

There were no arrangements or understandings between Dr. Rizo and any other persons pursuant to which she was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”) between Dr. Rizo and the Company required to be disclosed herein.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”), Dr. Rizo will receive annual cash compensation in the amount of $45,644 for her Board service and $8,558 for her Science and Technology Committee service. All amounts will be prorated for 2024 and paid in quarterly installments. The Company will also reimburse Dr. Rizo for her travel expenses incurred in connection with her attendance at Board and Committee meetings. On May 15, 2024, the Board also granted Dr. Rizo an initial one-time option to purchase 35,000 shares of the Company’s common stock (the “Option”). Subject to Dr. Rizo’s continued service on the Board, the Option will vest as follows: 1/36 of the shares subject to the Option will vest monthly over a three-year period. In accordance with the Policy, as may be amended from time to time, Dr. Rizo will also be eligible to receive an annual equity award, subject to Dr. Rizo’s continued service on the Board.

In connection with her appointment to the Board, Dr. Rizo entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-208861) filed with the SEC on January 4, 2016.

On May 14, 2024, Briggs W. Morrison, M.D. advised the Board that he will resign from his position as a Class III member of our Board effective immediately. Dr. Morrison’s resignation from the Board is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Rizo’s election fills the vacancy on the Board resulting from Dr. Morrison’s resignation.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders (the “Annual Meeting”) on May 15, 2024. The proposals set forth below are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2024. Based on the votes cast in person and by proxy, each proposal passed, including the election of each director. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Proposal 1: Election of directors:

Nominee	For	Withheld	Broker Non-Votes
Martin H. Huber, M.D.	61,876,711	736,625	3,032,770
Jennifer Jarrett	39,491,936	23,121,400	3,032,770
William Meury	54,416,889	8,196,447	3,032,770

Proposal 2: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
46,228,421	16,304,796	80,119	3,032,770

Proposal 3: Ratification of selection of independent registered public accounting firm:

For	Against	Abstain	Broker Non-Votes
65,371,337	253,270	21,499	—

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1. The information in this Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

Date:	May 15, 2024	By:	/s/ Michael A. Metzger
Michael A. Metzger Chief Executive Officer